EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Thomas Group, Inc. on Form S-8 of our report, dated March 26, 2008, relating to the financial statements of Thomas Group, Inc., appearing in the Annual Report on Form 10-K of Thomas Group, Inc. for the year ended December 31, 2007.

/s/ Hein & Associates LLP

Hein & Associates LLP

Dallas, Texas

October 2, 2008